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                                                                   EX-99.B(1)(a)

                            ARTICLES OF INCORPORATION

                                       OF

                      TOTAL RETURN U.S. TREASURY FUND, INC.


                                     * * * *

                                    ARTICLE I


                  THE UNDERSIGNED, Edward J. Veilleux, whose post office address is 135 East Baltimore Street, Baltimore, Maryland, 21202, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.


                                   ARTICLE II


                  The name of the Corporation is:

                      TOTAL RETURN U.S. TREASURY FUND, INC.


                                   ARTICLE III


                  The purpose for which the Corporation is formed is to act as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act").


                                   ARTICLE IV


                  The Corporation is expressly empowered as follows:

                  (1) To hold, invest and reinvest its assets in securities and other investments including assets in cash.

                  (2) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

                  (3) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter of the Corporation.
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                  (4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of this Corporation's securities portfolio(s) and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or shareholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or shareholder may be interested.

                  (5) To enter into a written contract or contracts appointing one or more underwriters, distributors or agents for the sale of the shares of the Corporation on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such shares. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or shareholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or shareholder may be interested.

                  (6) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and such agent or agents for accounting and other administrative services on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, registrars and accounting and administrative services agents out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

                  (7) To employ the same person, partnership (general or limited), association, trust or corporation in any multiple capacity under Sections (4), (5) and (6) of this Article, who may receive compensation from the Corporation in as many capacities in which such person, partnership (general or limited), association, trust or corporation shall serve the Corporation.

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                  (8) To do any and all such further acts or things and to
exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

                  The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                                    ARTICLE V


                  The post office address of the principal office of the Corporation in the State of Maryland is c/o Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is Edward J. Veilleux, a citizen of this State, who resides there and the post office address of the resident agent is 135 East Baltimore Street, Baltimore, Maryland 21202.


                                   ARTICLE VI


                  (1) The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, of the par value of 1 mil ($.001) per share and of the aggregate par value of ten thousand dollars ($50,000.00), all of which shares are designated Common Stock. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

                  (2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

                  (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation. All shares issued pursuant to this Charter for which the price or consideration fixed thereon shall have been paid shall be deemed to be fully paid and non-assessable.
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                  (4) The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock; provided that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of capital stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the Corporation, except that there may be variations so fixed and determined among different series and classes as to investment objectives, purchase price, right of redemption, special rights as to dividends, and in liquidation, with respect to assets belonging to a particular series or class, voting powers and conversion rights. Subject to the provisions of Section 15 of this Article VI and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into a class or classes of capital stock and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

                           (A) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

                           (B) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series.

                           (C) Whether or not shares of such class or series shall have voting rights in addition to any general voting rights provided by law and the Charter of the Corporation and, if so, the terms of such additional voting rights.

                           (D) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

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                           (E) Any other rights, restrictions, including
         restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

                  (5) The Board of Directors shall have authority to issue from time to time shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or the By-Laws of the Corporation or in the Maryland General Corporation Law.

                  (6) Shares of Common Stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                           (A) Assets Belonging to a Class. All consideration received by the Corporation for the issue or sale of stock of any class of Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of Common Stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular class shall be allocable among any one or more of the classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

                           (B) Liabilities Belonging to a Class. The assets belonging to any class of Common Stock shall be charged with the liabilities in respect of such class, and shall also be charged with such class's share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given class; and as to whether the same are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class. Any liabilities which are not readily attributable to any particular class shall be allocable among any one or more of the classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

                           (C) Dividends and Distributions. Shares of each class of Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class, provided, however, that dividends and distributions on shares of a class of Common Stock shall be paid only out of the lawfully available "assets belonging to such class" as such phrase is defined in Section 6(A) of this Article VI.

                           (D) Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, stockholders of each class of Common Stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the stockholders of any class of Common Stock shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes of Common Stock in proportion to the asset value of the respective classes of Common Stock determined as hereinafter provided.

                           (E) Voting. Each shareholder of each class of Common Stock shall be entitled to one vote for each share of Common Stock, irrespective of the class then standing in his name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of Common Stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that: (i) when expressly required by law, shares of Common Stock shall be voted by individual class and (ii) only shares of Common Stock of the respective class or classes affected by a matter shall be entitled to vote on such matter. At all meetings of the stockholders, the holders of one-third of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting except as otherwise required by the By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the 1940 Act, or other applicable statute, the Charter, or the By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

                           (F) Redemption. Upon the qualification of the Corporation as an open-end investment company or at such other time as the Board of Directors may determine is appropriate, and to the extent the Corporation has funds or other property legally available therefor, each holder of shares of Common Stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of Common Stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of Common Stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of Common Stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of Common Stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, (ii) if the value of such shares, in the account maintained by the Corporation or its transfer agent for any class of Common Stock is less than $500.00 (Five Hundred Dollars) provided, however, that each shareholder shall be notified that the value of his account is less than $500.00 and allowed sixty (60) days to make additional purchases of shares before such redemption is processed by the Corporation, or
         (iii) if the net income with respect to any particular class of Common Stock should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the 1940 Act, in each case subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of Common Stock of the Corporation shall, except as otherwise provided in this Section 6(F), be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

                           (G) Conversion or Exchange. Each holder of any class of Common Stock of the Corporation, who surrenders his share certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder, shall, subject to such procedures as may be established by the Board of Directors, be entitled to convert or exchange the shares in question on the basis hereinafter set forth, into shares of stock of any other class of the Corporation. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct therefrom a conversion or exchange cost, in an amount determined within the discretion of the Board of Directors. Within five (5) business days after such surrender and payment of any conversion or exchange cost, the Corporation shall issue to the shareholder such number of shares of stock of the class desired as, taken at the net asset value thereof determined as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion or exchange cost as aforesaid. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion or exchange cost may be paid and/or assigned by the Corporation to the underwriter and/or to any other agency, as it may elect.

                           (H) Restrictions on Transferability. If, in the opinion of the Board of Directors of the Corporation, concentration in the ownership of shares of Common Stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as now or hereafter in force, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of Common Stock in an effort to prevent such personal holding company status.

                                   ARTICLE VII


                  (1) The number of directors of the Corporation shall be six
(6), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3) except for any period during which shares of the Corporation are held by less than three stockholders. The name of the director who shall act until the directors are elected by the Corporation's shareholder or until his successor is duly elected and qualifies is:

                               Edward J. Veilleux

                  (2) No holder of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Charter, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.


                                  ARTICLE VIII


                  Section 1. Directors, Officers, etc. The Corporation shall indemnify each of its Directors and officers (including persons who serve at the Corporation's request as directors, officers or trustees of another organization in which the Corporation has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such actions, suit or other proceeding where (a) the act or omission of the director was material to the cause of action adjudicated; the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; the director actually received an improper personal benefit in money, property, or services or in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful, or (b) to be liable to the Corporation or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's Office. Termination of any proceeding by conviction or a plea of nolo contenders or its equivalent, or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director did not meet the standard of conduct. No such presumption results from the termination of any proceeding by judgment, order, or settlement. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Corporation in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Corporation if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that such Covered Person shall have affirmed that he in good faith believes that he has met the standard of conduct necessary for indemnification and shall have provided a written undertaking to repay the amount if it is ultimately determined that the standard of conduct has not been met and either a majority of the Directors acting on the matter who are not parties to such action (provided that at least two of such Directors then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

                  Section 2. Disposition Without Adjudication. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) acted in bad faith or with active and deliberate dishonesty of the Corporation or, in the case of any criminal proceeding, that the director had reasonable cause to believe that the act or omission was unlawful (b) is liable to the Corporation or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (i) approved as in the best interest of the Corporation, by at least a majority of the Directors acting on the matter who are not parties to such action (provided that at least two of such Directors then in office act on the matter) upon a determination, based upon a review of readily available facts at a meeting called for the purpose of reviewing such indemnification that such Covered Person did not act in bad faith or with active and deliberate dishonesty and is not liable to the Corporation or its Shareholders by reasons of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties; involved in the conduct of his or her office, or (ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts to the effect that such Covered Person appears not to have acted in bad faith or with active and deliberate dishonesty and that such indemnification would not protect such

Covered Person against any liability to the Corporation to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have acted in bad faith or with active and deliberate dishonesty or to have been liable to the Corporation or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or in the case of any criminal proceeding, that a director had reasonable cause to believe that an act or omission was unlawful.

                  Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Director" is a Director who is not an "interested person" of the Corporation as defined in Section 2(a)(19) of the 1940 Act, (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Corporation, other than Directors or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Corporation to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Corporation shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

                                   ARTICLE IX


                  Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or, as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Charter of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                    ARTICLE X

                  The duration of this Corporation shall be perpetual.


                                   ARTICLE XI


                   (1) The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon by a vote at a meeting or by the unanimous written consent as provided in the Corporation's By-Laws.

                  (2) Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of a greater proportion than the majority of the total number of shares of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding of that class of stock entitled to vote thereon, except as otherwise provided in the Charter.

                  (3) So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  (4) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

                           (A) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the 1940 Act.

                           (B) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                           (C) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                           (D) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and personal.

                           (E) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, and the net asset value of each share of any class of the Corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

                           (F) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dales occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

                           (G) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, this Charter and the By-Laws of the Corporation.

                  IN WITNESS WHEREOF, the undersigned incorporator of TOTAL RETURN U.S. TREASURY, INC. hereby executes the foregoing Charter and acknowledges the same to be his act on the 31st day of May, 1988.




                                        /s/ Edward J. Veilleux
                                        ----------------------
                                        Edward J. Veilleux
                                         Incorporator


WITNESS:

/s/ Brian C. Nelson
-------------------